Exhibit 10.32
                                                                   -------------

                         Belding Heminway Company, Inc.
                 Supplemental Executive Savings Investment Plan

         WHEREAS, Belding Heminway Company, Inc. ("Company") desires to adopt the Belding Heminway Company, Inc. Supplemental Executive Savings Investment Plan (`Plan") effective as of December 21, 1995, in order to attract and retain selected executives;

         NOW THEREFORE, effective as of December 21, 1995 the Plan is adopted to read as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 "ACCOUNT" means the balance credited to a Participant's or Beneficiary's account, including contributions credits, discretionary employer matching contributions, if any, and deemed income, expenses, gains and losses (to the extent realized as determined by the Employer, in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

         1.2 "BENEFICIARY" means the persons or persons so designated to receive a death benefit in accordance with the provisions Article VIII.

         1.3      "CHANGE OF CONTROL" means any of the following:

                  (a) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors;

                  (b) the cessation for any reason of individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date the "Incumbent Board") to constitute at least the majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) shall be, for purpose of this Section, considered as though such person were a member of the Incumbent Board; or

                  (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then-outstanding voting securities, or of a liquidation of dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

         1.4 "CODE" means the Internal revenue Code of 1986, as amended from time to time.

         1.5 "COMPENSATION" means the gross amount earned by an Employee during the Plan Year for services rendered while a Participant in the Deferred Compensation Plan, including overtime pay and including any commission paid to sales personnel to the extent and at the times all or any part of such commissions is deemed taxable compensation under U.S. tax law. Such amount shall not include any other special pay, cost of living allowances or other allowances. Amounts contributed through a salary reduction arrangement to qualified plan which meets the requirements of Section 401(k) of the Code or to a cafeteria plan which meets the requirements of Section 125 of the Code shall be included, but Employer contributions under this Plan or the Deferred Compensation Plan or Employer contributions to or benefits under any other qualified plan shall not be included.

         1.6 "DEFERRED COMPENSATION PLAN" means the Belding Heminway Company, Inc. Deferred Compensation Plan.

         1.7 "EFFECTIVE DATE" means the effective date of this Plan, which shall be December 21, 1995.

         1.8 "EMPLOYEE" means any person employed by the Employer at the rate of 1,000 Hours of Employment per year other than (a) a non resident alien who receives no earned income from the Employer which constitutes income from sources within the United States, (b) a foreign national, or (c) an expatriate who receives no earned income from the Employer which constitutes income from sources within the United states.

         1.9 "ELIGIBLE EMPLOYEE" means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Employer to be a member of a select group of management or a highly compensated employee and who is designated by the Employer to be an Eligible Employee under the Plan.

         1.10 "EMPLOYER" means the Company or any other member of the controlled group which has, with the consent of the Board of Directors of the Company, adopted the Plan.

         1.11     "EMPLOYMENT" means employment with an Employer.

         1.12 "ENTRY DATE" with respect to an individual means the first day of the pay period following the date on which the individual becomes an Eligible Employee.

         1.13 "PARTICIPANT" means any person so designated in accordance with Section II, including where appropriate, according to the context of the Plan, any former employee who is or may become (or whose Beneficiary may become) eligible to receive a benefit under the Plan.

         1.14 "PARTICIPANT ENROLLMENT AND ELECTION FORM" means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

         1.15 "PLAN" means this Bedding Heminway Company, Inc. Supplemental Executive Savings Investment Plan, as amended from time to time.

         1.16 "PLAN YEAR" means the twelve (12) month period ending on December 31 of each year during which the Plan is in effect. The first Plan Year shall be a short Plan Year in that it shall be from December 21,1995 to December 31, 1995.

         1.17     "TRUST" means the trust fund established pursuant to the Plan.

         1.18 "TRUSTEE" means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

         1.19 "VALUATION DATE" means the December 31 of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         2.1 "REQUIREMENTS" Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date in which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation is voluntary. In order to participate, an otherwise Eligible Employee must make written application as may be required by Section 3.1 and must agree to make Compensation Deferrals as provided in Article III.

         2.2 "RE-EMPLOYMENT" If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she shall become a Participant in accordance with the provisions of Section 2.1.

         2.3 "CHANGE IN EMPLOYMENT CATEGORY" During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.

                                  ARTICLE III

                            CONTRIBUTIONS AND CREDITS
                            -------------------------

         3.1 "PARTICIPANT COMPENSATION DEFERRALS" In accordance with rules established by the Employer, a Participant may elect to defer compensation which is due to be earned and which would otherwise be paid to the Participant, in any fixed periodic dollar amount designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a participant shall make such an election with respect to a forthcoming twelve
(12) month Plan Year during the period beginning on November 1 and ending on December 31 of the prior Plan Year, or during such other period established by the Employer.

Compensation Deferrals shall be made through and only through regular payroll deductions. The Participant may change his or her payroll deduction Compensation Deferral amount as of, and by written notice delivered to the Employer at least fifteen (15) days prior to the beginning of any regular payroll period, with such change being effective for Compensation to be earned in that period. Once made, a Compensation Deferral payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form provided by the Employer.

Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant. Amounts equal to the Compensation Deferrals will be paid by the Employer to the Trust with reasonable promptness after the total of such Compensation Deferrals during any month has been determined.

         3.2 "MAXIMUM ALLOWABLE CONTRIBUTION" The maximum amount an Eligible participant may contribute to this Plan when combined with the Deferred Compensation Plan may not exceed $7,000 (or such higher amount as prescribed in Section 402(g) of the Code).

         3.3 "DISCRETIONARY MATCHING EMPLOYER CONTRIBUTION" During any Plan Year, the Employer may make a matching contribution on the Compensation Deferral of an Eligible Participant. The Discretionary Matching Employer Contribution will be made on the same basis as the Basic Matching Employer Contribution is made under the Deferred Compensation Plan. To determine the amount of Discretionary Matching Employer Contribution to be credited to the account of a Participant of this Plan, the Employer will combine the amount the Participant has elected to defer under this Plan and the Deferred Compensation Plan, determine the amount it shall make as a Discretionary Matching Employer Contribution and then offset it by the amount of Basic Matching Contribution made on behalf of such Participant to the Deferred Compensation Plan.

         3.4 "DEFERRAL ACCOUNTS" There shall be established by the Employer a separate Compensation Deferral Account and Employer Matching Contribution Account in the name of each Participant, which shall at a times be one hundred percent (100%) vested and to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals and Discretionary Matching Employer Contribution, if applicable, and (b) amounts equal to any deemed income, expenses gains or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Employer, in its discretion) attributable or allocable thereto. The Employer shall have the discretion to allocate such deemed income, expenses, gains or losses among Compensation Deferral Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

                                   ARTICLE IV

                               ALLOCATION OF FUNDS
                               -------------------

         4.1 "DEEMED INVESTMENT DIRECTION OF PARTICIPANTS" Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer or Trustee, each Participant may communicate to the Employer a direction as to how his or her Account should be deemed to be invested among the categories of investments as may be made available by the Employer. Such directions shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Account which is requested to be deemed to be invested in such categories of deemed investments, and shall be subject to the following rules:

                  (a) A participant's initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Employer and shall be effective with the first contribution.

                  (b) All amounts credited to the Participant's Account shall be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction, unless and until a subsequent investment direction shall be made. An election concerning deemed investment choices shall continue indefinitely, until changed by the Participant.

                  (c) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and/or representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

                  (d) Each reference in this Article to a Participant shall be deemed, where applicable, a reference to a Beneficiary.

         4.2      "ALLOCATION OF EARNINGS OR LOSSES ON ACCOUNTS" Pursuant to
Section 4.1, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested. In such a case, the Employer shall direct the Trustee to invest the Account maintained in the Trust on behalf of the Participant pursuant to the direction the Employer has received from that Participant. The Participant's Plan Account will be credited or debited with the increase in the realizable net assets or credited interest, as applicable, of the designated deemed investments as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Employer), of each deemed investment option within the trust since the preceding Valuation Date shall be allocated among all Participant's Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that investment option. Also as of such Valuation Date, fees and expenses charged to the Plan and the Trust shall be ratably allocated to Participant's Account.

                                    ARTICLE V

                                     VESTING
                                     -------

         5.1 "VESTING" A Participant Shall be fully vested in his Account at all times.

                                   ARTICLE VI

                             ENTITLEMENT TO BENEFITS
                             -----------------------

         6.1 "TERMINATION OF EMPLOYMENT" If a Participant terminates employment with the Employer for any reason, the Participant's Plan Account at the date of termination shall be valued and payable according to the provisions of Article VII.

                                  ARTICLE VII

                            DISTRIBUTION OF BENEFITS
                            ------------------------

         7.1 "AMOUNT" A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date of the Participant's termination of Employment with the Employer, a distribution in an aggregate amount equal to the Participant's Account, which amount, depending on (a) the performance of the deemed investments elected from time to timely by the Participant, the Beneficiary and/or the Employer as applicable, and (b) the extent to which the investments of the Trust relating to the Participant's deemed investments under Sections 4.1 and 4.2 actually are realized by the Trust, may be less than, equal to or greater than the aggregate amount of the Participant's Compensation Deferrals and Discretionary Employer Matching Contribution. Any payment due hereunder from the Trust which is not paid by the Trust will be paid by the Employer from its general assets.

         7.2 "PAYMENT UPON CHANGE IN CONTROL" In the event of a Change in Control, all future deferrals shall cease and each Participant shall be paid in a lump sum the value of his Participant Account. Such payment shall be made at such participant's election (a) upon the Change of Control or (b) upon the Participant's termination of employment after the Change of Control.

         7.3 "HARDSHIP" The Employer may direct, upon showing of an emergency beyond the Participant's control which results in severe financial hardship, that all or a portion of the value of such Participant's Account be distributed to him of her. Whether a severe financial hardship has occurred shall be determined under the standards for financial hardship provided in the Deferred Compensation Plan.

         7.4      "METHOD OF PAYMENT"
                   -----------------

                  (a) Cash Payments All payments under the Plan shall be made in cash.

                  (b) Timing and Manner of Payment. An aggregate amount equal to the Participant's Account will be paid by the Trustees or the Employer, as provided by Section 7.1, in a lump sum, on or about the date of the Participant's termination.

                                  ARTICLE VIII

                         BENEFICIARIES; PARTICIPANT DATA
                         -------------------------------

         8.1 "DESIGNATION OF BENEFICIARIES" Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stirpes, but if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative, executor or administrator. If a question arises as to the existence or identity of anyone to receive a benefit payment as aforesaid, or if a dispute arises with respect to any payment, then, notwithstanding the foregoing, the Employer, in its sole discretion may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take other such action as the Employer deems to be appropriate.

         8.2 "INFORMATION TO BE FURNISHED BY THE PARTICIPANT AND BENEFICIARIES; INABILITY TO LOCATE A PARTICIPANT OR BENEFICIARY" Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obligated to search for any Participant beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant's is known to the Employer, the Employer may direct distribution of such amounts to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable still be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

                                   ARTICLE IX

                                   THE TRUST
                                   ---------

         9.1 "ESTABLISHMENT OF TRUST" The Employer shall establish the Trust with the Trustees, pursuant to such terms and conditions as are set forth to the Trust Agreement to be entered into between the Employer and the Trustees. The Trust is intended to be treated as a "grantor" trust under the Code and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                                   ARTICLE X

                                 ADMINISTRATION
                                 --------------

         10.1 "ADMINISTRATIVE AUTHORITY" Except as otherwise provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to talk all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

                  (a) Resolve and determine all disputes or questions arising under the Plan, including the power for determine the rights of Eligible Employees, Participants and Beneficiaries and their respective benefits, and to remedy any ambiguities, inconsistencies or omission in the Plan.

                  (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and are consistent with the Plan.

                  (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

                  (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

                  (e) Appoint any persons or firms, otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omissions taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such third person shall have been notified of the revocation of such authority.

         10.2 "MUTUAL EXCLUSION OF RESPONSIBILITY" Neither the Trustee nor the Employer shall be obligated to inquire into or be responsible for any act or failure to act, or therefor, on the part of the other.

         10.3 "UNIFORMITY OF DISCRETIONARY ACTS" Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

         10.4 "LITIGATION" Except as otherwise may be required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgement entered into such action shall be binding on all persons interested in, claiming under, the Plan.

         10.5 "PAYMENT OF ADMINISTRATION EXPENSES" All expenses incurred in the administration and operation of the Plan and the Trust, including any taxes payable from the Trust pursuant to its terms, shall be pad by the Employer.

         10.6 "CLAIMS PROCEDURES" Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Employer and the Employer shall respond in writing. If the Claim is denied, the written notice o(pound) denial shall state, in a manner calculated to be understood by the
Claimant:

                  (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

                  (b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

                  (c)      An explanation of the Plan's claims review procedure.

The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on a claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative) may, within sixty (60) days after the Claimant's receipt of notice of denial, or after the date of the Deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

The decision on review normally shall be made within sixty (60) days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                                   ARTICLE XI

                                    AMENDMENT
                                    ---------

         11.1 "RIGHT TO AMEND" The Employer, by written instrument executed by the Employer shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment, provided, however, that no such amendment shall deprive a participant or Beneficiary of a right accrued hereunder prior to the date of the amendment.,

         11.2 "AMENDMENT TO ENSURE PROPER CHARACTERIZATION OF PLAN" Notwithstanding the provisions of Section 11.1, the: plan and the Trust Agreement may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a "bona fide severance plan" and "death benefit plan" as described under Code Section 457(e)(11), a "top-hat" welfare benefit plan maintained for a select group of management or highly compensated employees as described under ERISA sections 401(a)(1) and Department of Labor Regulations sections 2520.104-23 and 2520, 104-24, and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                                   ARTICLE XII

                                   TERMINATION
                                   -----------

         12.1 "EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN" The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan accounts. The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

         12.2 "AUTOMATIC TERMINATION OF PLAN" The Plan, but not the Trust, automatically shall terminate upon the dissolution of the Employer, or upon, its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

         12.3 "SUSPENSION OF DEFERRALS" In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Discretionary Employer Matching Contributions, during the period of suspension, in which event payments hereunder will continue to be made during the period of suspension in accordance with Article, VI and VII.

         12.4 "ALLOCATION AND DISTRIBUTION" This Section shall become operative on a complete termination of the Plan. The provisions of this Section shall also become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provision of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and beneficiaries shall be determined and after deduction of expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as practicable after such termination..

         12.5 "SUCCESSOR TO EMPLOYER" Any corporation or other business organization which is a successor to the Employer by reason of consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If within ninety (90) days from the effective date of such consolidation, merger, or sale of assets, such new entity does not become a party hereto, as above provided, the Plan shall automatically be terminated, and the-provisions of Section 12.4 shall be operative.

                                  ARTICLE XIII

                                  MISCELLANEOUS
                                  -------------

         13.1 "LIMITATIONS ON LIABILITY OF EMPLOYER" Neither the establishment of the Plan nor modification thereof, nor the creation of any account under the Plan, nor the payment of any benefit under the Plan shall be construed as giving to any Participant or other person any legal equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the liability to realize upon and investment due to an insolvency affecting any investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director or shareholder of the Employer, be liable to any person on account of any claim arising by reason of the provision of the Plan or of any instrument implementing its provision, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan or any credit or distribution hereunder.

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

         13.2 "CONSTRUCTION" If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions o(pound) the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, when the context admits, the singular-shall include the plural and the plural shall include the singular.:
Headings of Articles and Sections herein are inserted for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of New York shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any .Participant the right to be retained in the service of the Employer nor any right to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

The Plan is intended to be and at all times shall be interpreted and administered as to qualify as an unfunded severance pay and death benefit plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the right o(pound) a general unsecured creditor of the Employer.

         13.3 "SPENDTHRIFT PROVISION" No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void, nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto. Further, (a) the withholdings of taxes from Plan benefit payments, (b) the recovery under the Plan of overpayment of benefits previously made to a Participant or Beneficiary, (c) if applicable, transfer of benefit rights from the Plan to another Plan, or (d) the direct deposit of benefit payments to an account in banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or declaratory judgement in a court of competent jurisdiction to determine the proper recipient of the benefit to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer prefers, paid to the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and seal to be affixed hereto, effective as of the 21st day of December, 1995.

ATTEST/WITNESS


                                       By:
----------------------------------         -------------------------------------

----------------------------------         -------------------------------------
         (Print Name)                                  (Print Name)

                                        DATE:        December 21, 1995
                                              ----------------------------------

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